                                                                       PROX.LTR


                                       CBL
                    Chesapeake Biological Laboratories, Inc.

                             1111 South Paca Street
                            Baltimore, Maryland 21230

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that the Annual Meeting of Stockholders of Chesapeake Biological Laboratories, Inc. will be held on Tuesday, August 12, 1997, at 10:00 AM at the Company's corporate offices located at 1111 South Paca Street, Baltimore, Maryland 21230 for the following purposes:

         1. To elect seven (7) directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;

         2. To transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on June 20, 1997 will be entitled to receive notice of and to vote at the meeting or any adjournment thereof.

                              By Order of the Board of Directors

                              Thomas C. Mendelsohn
                              Secretary
                              Baltimore, Maryland
                              June 20, 1997

                                    IMPORTANT

Please mark, date and sign the enclosed proxy and return it at your earliest convenience in the enclosed postage-prepaid return envelope so that if you are unable to attend the Annual Meeting, your shares may be voted.

                    CHESAPEAKE BIOLOGICAL LABORATORIES, INC.
                             1111 South Paca Street
                               Baltimore, MD 21230

Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders ("Annual Meeting") of Chesapeake Biological Laboratories, Inc. to be held on Tuesday, August 12, 1997 at the Company's corporate offices located at 1111 South Paca Street, Baltimore, Maryland 21230.

         At the Annual Meeting you will be asked to consider and vote upon the election of seven directors of the Company. The enclosed Proxy Statement more fully describes the details of the business to be conducted at the Annual Meeting.

         After careful consideration, the Company's Board of Directors recommends that you vote "FOR ALL NOMINEES" nominated for election as directors of the Company.

         After reading the Proxy Statement, please mark, date, sign and return, by no later than August 6, 1997, the enclosed proxy card in the accompanying reply envelope. If you decide to attend the Annual Meeting, please notify the Secretary of the Company that you wish to vote in person and, if you attend and vote in person, your proxy will not be voted. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY, OR ATTEND THE ANNUAL MEETING IN PERSON.

         A copy of the Chesapeake Biological Laboratories, Inc. 1997 Annual Report is also enclosed.

         We look forward to seeing you at the Annual Meeting.

                              Sincerely,

                              William P. Tew, Ph.D.
                              Chairman and Chief Executive Officer

Baltimore, Maryland
June 20, 1997

                    CHESAPEAKE BIOLOGICAL LABORATORIES, INC.

                                 PROXY STATEMENT

                                     GENERAL

         This proxy statement is furnished in connection with the solicitation by the Board of Directors of Chesapeake Biological Laboratories, Inc. ("CBL" or the "Company") of proxies to be voted at the Annual Meeting of Stockholders to be held on Tuesday, August 12, 1997, at 10:00 AM at the Company's corporate office, 1111 S. Paca Street, Baltimore, Maryland 21230, or at any adjournment thereof. The purpose for the meeting and the matters to be voted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement and the accompanying form of proxy are being sent or given to the stockholders on or about July 10, 1997, together with an Annual Report to Stockholders.

         By completing and returning the accompanying proxy, the stockholder authorizes William P. Tew and John C. Weiss, III, or either of them, to act as proxies with full power of substitution. All returned proxies which are properly signed will be voted as the stockholder directs. If no direction is given, the executed proxies will be voted "FOR ALL NOMINEES" with respect to Proposal No. 1 (Election of Directors). The affirmative vote of a plurality of all votes cast at the meeting at which a quorum is present is necessary for the election of a director. For purposes of Proposal No. 1 (Election of Directors), abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will count toward the presence of a quorum. A proxy may be revoked by a stockholder at any time before it is voted at the annual meeting by giving notice of revocation to the Company in writing or by attending and voting at the meeting.

         The Company bears the cost of soliciting proxies. In addition to soliciting proxies by use of the mails, officers and regular employees of the Company may solicit proxies by telephone, telegraph or personal interview. Hill and Knowlton, Inc. has been retained to assist in soliciting proxies at a fee of approximately $3,000, plus expenses. The Company may reimburse custodians, nominees and other fiduciaries for reasonable out-of-pocket and clerical expenses in forwarding proxy materials to their principals.

         Only holders of record of the Class A Common Stock, one cent ($0.01) par value (the "Class A Common Stock"), of the Company at the close of business on June 20, 1997 are entitled to notice of and to vote at the meeting or any adjournment thereof. On June 13, 1997, there were 5,119,558 shares of the Class A Common Stock outstanding; each such share is entitled to one vote on each matter to be presented for a vote at the meeting. The holders of a majority of the outstanding shares of Class A Common Stock present in person or by proxy will be entitled to vote, and will constitute a quorum at the meeting.

                                   PROPOSAL 1:
                              ELECTION OF DIRECTORS

         At the Annual Meeting, seven (7) directors (constituting the entire Board of Directors of the Company) are to be elected. Unless otherwise specified, the nominees named below will be elected to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualified. Each nominee named below is now a director of the Company. In the event any of these nominees shall be unable to serve as a director, the Board of Directors may designate a replacement. All nominees have consented to be named and have indicated their intent to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the board of Directors will occur.

Information with Respect to Nominees

         Set forth below is information regarding the nominees, including information furnished by them as to their principal occupation at present and for the last five years, certain other directorships held by them, the year in which each became a director of the Company, and their ages as of March 31, 1997:

         William P. Tew, Ph.D., age 50, is a founder of the Company and has been a Director and Chairman of the Board of the Company since operations began in 1980 and Chief Executive Officer since 1988. Presently, Dr. Tew holds an appointment as Research Associate in the Department of Biological Chemistry at The Johns Hopkins University School of Medicine.

         John C. Weiss, III, age 48, has been a director of the Company since 1986, and was appointed President of the Company in May 1996. From 1994 to 1996, Mr. Weiss was the Managing General Partner of Anthem Capital, L.P., a Baltimore-based venture capital firm. From 1990 to 1994, Mr. Weiss was the Managing Director of The Maryland Venture Capital Trust and from 1984 to 1990, Mr. Weiss was the Managing Director of the Baltimore office of Arete Ventures Inc., a venture capital firm. Mr. Weiss currently serves on the Board of Visitors of the University of Maryland at Baltimore and for the past three years has chaired the Investment Committee of the Foundation Board of St. Agnes Hospital.

         Narlin B. Beaty, Ph.D., age 47, joined the Company in 1983 and currently serves as Chief Technical Officer. He served as President of the Company from 1991 until May 1996, and has been a director of the Company since 1989. Dr. Beaty also served as Acting President of the Company from 1989 to 1991 and as Director of Development for the Company from 1985 to 1988.

         Thomas C. Mendelsohn, age 52, joined the Company in 1991 and serves as Vice President of New Business Development and Corporate Secretary. Mr. Mendelsohn has been a director of the Company since 1991. From 1966 to 1991, Mr. Mendelsohn served on the Board of Directors and was an officer of Barre-National Inc., a pharmaceutical company located in Maryland. From 1979 to 1991, he served as Senior Vice President of Sales and Marketing of Barre-National, Inc.

         Regis F. Burke, age 49, was elected a director of the Company in 1995. Mr. Burke is a Certified Public Accountant in practice on his own since 1988. Mr. Burke specializes in corporate transaction consulting, business planning, business valuation and litigation support services. Prior to 1988, Mr. Burke was a partner with Touche Ross & Co., an international accounting firm.

         Harvey L. Miller, age 57, was elected a director in 1996. Since 1980, Mr. Miller has been Chairman of G.S.I Corporation, a manufacturer of high-tech wire assemblies. Since 1986, Mr. Miller has been president of DM Realty Corporation, a developer of commercial real estate sites. Mr. Miller was elected a director of Maryland Midland Railway, Inc. in March 1997.

         Thomas P. Rice, age 47, was elected a director in 1997. Mr. Rice is a Certified Public Accountant. In 1996, Mr. Rice founded Columbia Investments, LLC to make selective investments, primarily in the health care industry. From 1993 to 1996, Mr Rice was Executive Vice President, Chief Operating and Financial Officer and a member of the Board of Directors of Circa Pharmaceuticals, Inc., a publicly-held pharmaceutical firm. From 1991 to 1993, Mr. Rice was a principal of Competitive Advantage, a Baltimore-based management consulting firm. From 1985 to 1990, Mr. Rice was Vice President of Administration and Finance of PharmaKinetics Laboratories, Inc., Baltimore, Maryland.

Board Committees and Meetings

         The Board of Directors has three standing committees; a Compensation Committee, an Audit Committee and a Stock Option Committee. The current members of each committee are Messrs. Burke, Miller and Rice. The Compensation Committee makes recommendations concerning salaries and incentive compensation for employees of and consultants to the Company. The Audit Committee reviews the results and scope of the audit and other services provided by the Company's independent public accountants. The Stock Option Committee administers and grants stock options and awards pursuant to the Company's Incentive Stock Option Plans.

         The Audit Committee, which includes the outside directors, met with the Company's outside accountants, both before and after the year-end audit.

         During the fiscal year ended March 31, 1997, the Board of Directors held eight meetings. Each Director attended all of the meetings of the Board of Directors held during the period in which he served as a Director.

Compensation of Board of Directors

         Executive Officers of the Company who also serve on the Board of Directors receive no additional compensation for their service as such. Members of the Board of Directors who are not also employed by the Company receive annual compensation of $9,600 per year for their service on the Board of Directors. In addition, the Company grants to each director, upon that individual's initial appointment or election to the Board of Directors, an option to purchase 8,000 shares of Common Stock at the then current market price. Accordingly, Mr. Burke was granted an option to purchase 8,000 shares of Common Stock at $1.50 per share in November 1995; Mr. Miller was granted an option to purchase 8,000 shares of Common Stock at $3.125 per share in November 1996; and, Mr. Rice was granted an option to purchase 8,000 shares of Common Stock at an exercise price of $5.1875 per share in March 1997. In addition, in recognition of his long service as a member of the Board of Directors, in 1995, Mr. Weiss was granted an additional option to purchase 8,000 shares of Common Stock at an exercise price of $1.50 per share. Each of these respective options is evidenced by a Director's Agreement and related Option Agreement, by and between the Company and the director and becomes exercisable based on a vesting schedule over a four-year period, measured from the date of grant.

         In addition, in March 1997, the Board of Directors approved the 1997 Directors' Stock Option Plan of the Company (the "Directors' Plan"). The Directors' Plan provides for the issuance of a non-qualified stock option to purchase 3,000 shares of Common Stock to each director of the Company who is not an officer and who is serving as chairperson of any standing committee of the Board of Directors at the date of grant. Options under the Directors' Plan are automatically granted annually at the first meeting of the Board of Directors following the Annual Meeting of the Stockholders at an exercise price equal to the then current market price of the Common Stock. Options granted under the Directors' Plan generally vest on the first anniversary of the date of grant, provided that the director is deemed under the Directors' Plan to have served as chairperson of the standing committee through that date. An aggregate of 25,000 shares of Common Stock have been reserved for issuance pursuant to the Directors' Plan, but no options have been granted to date under the Directors' Plan.

Recommendation of the Board of Directors

         The Board of Directors unanimously recommends that stockholders vote FOR each of the nominees set forth above. Proxies solicited by the Board of Directors will be so voted unless stockholders specify otherwise on the accompanying proxy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information as of June 20, 1997, with respect to the number of shares owned by each person who is known by the Company to own beneficially 5% or more of its Class A Common Stock, each director of the Company and all directors and officers of the Company as a group.


    Name and Address of                 Shares Beneficially             Percentage Beneficially
     Beneficial Owner                         Owned(1)                            Owned
    -------------------                  ------------------             -----------------------
William P. Tew, Ph.D.                           382,038                             7.4%
1111 South Paca Street
Baltimore, MD  21230

Joanne W. Tew                                   260,250                             5.1%
911 Arran Road
Baltimore, MD  21239

Regis F. Burke                                  9,900(3)                            0.2%
6 Kincaid Court
Baldwin, MD  21013

Harvey L. Miller                                40,000                              0.8%
200 Village Square
Cross Keys
Baltimore, MD  21210
------------------------------            ----------------                      --------------
Thomas P. Rice                                  10,000                              0.2%
10500 Little Patuxtent Parkway
Columbia, MD  21044

Narlin B. Beaty, Ph.D.                          163,505                             3.2%
10706 West Castle Place
Cockeysville, MD  21030

Thomas C. Mendelsohn                            88,115(2)                           1.7%
2117 Burdock Road
Baltimore, MD  21209

John C. Weiss, III                              17,770(3)                           0.3%
5907 Charlesmead Ave.
Baltimore, MD  21212

All directors and officers as a                 824,915(4)                          16.0%
group (9 persons)
------------------------------            ----------------                      --------------
------------------------------            ----------------                      --------------


(1) Unless otherwise noted, all shares indicated are held with sole voting and sole investment power.

(2) Includes 37,500 shares purchasable under option exersicable within 60 days of June 20, 1997.

(3) Includes 2,000 shares purchasable under option exercisable within 60 days of June 20, 1997.

(4) Includes 79,000 shares purchasable under option exercisable within 60 days of June 20, 1997.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

Executive Officers of the Company

         In addition to those individuals identified above as nominees for election to the Board of Directors of the Company and who are also Executive Officers of the Company (Drs. Tew and Beaty and Messrs. Weiss and Mendelsohn), John T. Janssen has served as Treasurer and Chief Financial Officer of the Company since joining the Company in January 1993 and Robert J. Mello, Ph.D. has served as Vice President of Quality and Regulatory Affairs since rejoining the Company in 1994.

         Mr. Janssen, age 58, a Certified Public Accountant, has over thirty-five (35) years of diversified financial management experience and, during the twelve (12) years prior to joining the Company, was a member of the Board of Directors and was Chief Financial Officer of both Barre National, Inc. of Baltimore, Maryland and Genesee Brewing Co. of Rochester, New York.

         Dr. Mello holds a bachelor of science degree in biology and a Ph.D. degree in Biochemistry from The Johns Hopkins University School of Medicine and had been with the Company for ten (10) years before joining Lederle Laboratories in 1992 as Manager, Validation Services. At Lederle he established, coordinated and monitored validation programs at four sites. During his ten (10) years with the Company, Dr. Mello served originally as Director of Research and Development and then as Director, Quality Assurance and Regulatory Affairs, and as Corporate Secretary.

         Officers of the Company are elected annually and serve at the discretion of the Board of Directors.

Compensation Committee Report

         As members of the Compensation Committee of the Chesapeake Biological Laboratories Board of Directors, it is our duty to exercise the power and authority of the Board of Directors with respect to the compensation of the Company's executive officers.

General Compensation Policy

         Under the supervision of the Compensation Committee, the Company has developed a compensation policy which is designed to attract and retain qualified key executives critical to the Company's success and to provide such executives with performance-based incentives tied to the growth and profitability of the Company. It is our objective to have a portion of each officer's compensation contingent upon the Company's performance as well as upon the individual's contribution to the success of the Company as measured by personal performance. Accordingly, each executive officer's compensation package is fundamentally comprised of three elements: (i) base salary which reflects individual performance and expertise; (ii) an incentive compensation tied to the Company's profit, payable as an adjustment to base salary, and (iii) long-term stock-based incentive awards through the Company's Employee Incentive Stock Option Program which strengthen the mutuality of interests between the executive officers and the Company's stockholders.

Factors

         Because the Company is in the growth stage, the use of traditional standards (such as profit levels and return on equity) are not appropriate as the sole factor in evaluating the performance of its executive officers. Several of the more important factors which were considered in establishing the components of each executive officer's compensation package for the 1997 fiscal year are summarized below. Additional factors were also taken into account, and we may at our discretion apply entirely different factors, particularly different measures of performance, in setting executive compensation for future fiscal years, but all compensation decisions will be designed to further the general compensation policy indicated above.

Base Salary

         Base compensation is established through negotiation between the Company and the executive at the time the executive is first hired, and then subsequently when the executive's base compensation is subject to review or reconsideration. When establishing or reviewing base compensation levels for each executive officer, the Compensation Committee considers numerous factors, including the qualifications of the executive and the amount of relevant individual experience the officer brings to the Company, strategic goals for which the executive has responsibility, compensation levels at companies at a comparable stage of development who compete with the Company for business and executive talent and the incentives which are necessary to attract and retain qualified management.

Incentive Compensation

         In addition to the base salary, the Board of Directors has adopted an Incentive Compensation Program whereby the annual base salary of specified Company executives may be increased based on the profit of the Company at the end of each fiscal year. The base salaries of 7 executives were increased during the year to reflect the adjustments specified under the Incentive Compensation Program. No cash bonuses were granted to the Company's executive officers in the fiscal year ended March 31, 1997.

Long-Term Compensation

         Each executive officer of the Company is eligible for stock option awards under the Company's Employee Incentive Stock Option Program which is designed to give the recipient a significant equity stake in the Company and thereby closely align their interests with those of the Company's stockholders. Factors considered include the executive's or key employee's position in the Company, his or her performance and responsibilities, and the extent to which he or she already holds an equity stake in the Company. During the fiscal year ended March 31, 1997, grants at the market price on the date of grant were issued to: W. Tew - 75,000 shares at $3.44 per share; J. Weiss - 40,000 shares at $1.625 per share and 30,000 shares at $3.125 per share; N. Beaty - 30,000 shares at $3.125 per share; J. Janssen and T. Mendelsohn - 20,000 shares each at $3.125 per share; and R. Mello - 20,000 shares at $3.125 per share and 10,000 shares at $1.75 per share.

CEO Compensation

         The annual base salary review of William P. Tew, Ph.D., the Company's Founder and Chief Executive Officer was completed as of July 1, 1996, when it was set at $170,000. Dr. Tew's total cash compensation (base plus incentive) for the fiscal year ended March 31, 1997 was $187,219. In setting Dr. Tew's base salary, we determined that he had made significant achievements over the past several years which were important to the Company's future growth and could assist the Company in enhancing stockholder value.

         We conclude our report with the acknowledgement that no member of the Compensation Committee is a former or current officer or employee of the Company.

         Compensation Committee, March 31, 1997

                  Thomas P. Rice, Committee Chairman
                  Regis F. Burke
                  Harvey L. Miller

Stock Performance Graph

         The graph depicted below shows the Company's stock price as an index assuming $100 invested on March 31, 1992, along with the composite prices of companies listed on the NASDAQ Biotech Index and AMEX Value Index.

                       Comparison of Five-Year Cumulative
                    Total Return Among CBL, AMEX Value Index,
                              NASDAQ Biotech Index

                                 FISCAL YEAR END

                           Chesapeake Biological Laboratories, Inc.

                           AMEX Value Index

                           NASDAQ Pharmaceutical Index

                        3/31/92          3/31/93          3/31/94         3/31/95          3/31/96          3/31/97
                        -------          --------         -------         -------          -------          -------
Chesapeake              $100.00          $130.00          $280.00         $190.04          $120.00          $400.00
Bio. Labs. Inc.

AMEX Value

Index                   $100.00          $107.19          $112.14         $117.56          $144.64          $147.06

NASDAQ

Biotech Index           $100.00          $71.39           $71.51          $52.66           $92.90           $89.69


         The Company believes the NASDAQ Biotech Index is a reasonable peer group comparison.

Summary of Cash and Certain Other Compensation

         The following table sets forth the compensation earned by the Company's Chief Executive Officer and the Company's five other highest paid executive officers for services rendered in all capacities to the Company for the fiscal years ended March 31, 1995, 1996 and 1997.


                                                                              Summary Compensation
                                                                               Annual Compensation  Long Term Compensation
Name                                                                                       Other
and                                                                                             Annual
Principal                                                                             Salary    Compensation  Stock
Position                                                                      Year      ($)     ($)           Options (#)
---------                                                                     ----    ------    -----------   -------
William P. Tew, Ph.D .....................................................    1997    187,219      270(1)    75,000
Chairman and Chief .......................................................    1996    177,916    1,232(1)      --
Executive Officer ........................................................    1995    166,357    1,910(1)      --

John C. Weiss, III(2) ......................................................    1997    102,917    2,400(3)    70,000
President ................................................................    1996       --     11,100(3)     8,000(3)
                                                                              1995       --     15,600(3)      --

Narlin B. Beaty, Ph.D ....................................................    1997    145,434       --       30,000
Chief Technical ..........................................................    1996    141,106       --       20,000
Officer ..................................................................    1995    131,938       --         --

John T. Janssen ..........................................................    1997    141,299                20,000
Chief Financial ..........................................................    1996    130,546       --       20,000
Officer ..................................................................    1995    105,625       --         --


Thomas C. Mendelsohn .....................................................    1997    136,654                20,000
Vice President New .......................................................    1996    131,983       --       20,000
Business Development .....................................................    1995    123,907       --         --

Robert J. Mello, Ph.D ....................................................    1997    138,698                30,000
Vice President Quality ...................................................    1996    123,959       --       20,000
and Regulatory Affairs ...................................................    1995    110,853       --         --


(1) Represents amounts paid by the Company for life insurance premiums on behalf of Dr. Tew

(2) Mr. Weiss was appointed President of the Company in May 1996, after a ten year tenure on the Board of Directors

(3) Represents fees and options given to Mr. Weiss as a non-employee director.

         All employees of the Company are eligible to receive stock option awards through the Company's Employee Incentive Stock Option Program. The granting of such stock option awards is made at the sole discretion of the Stock Option Committee of the Board of Directors. It is the Company's philosophy to encourage equity ownership of the Company by its employees, thereby aligning their interest with those of the Company's stockholders. Factors considered in granting stock options include the employee's position in the Company, his or her performance and responsibilities, and the extent the employee already holds an equity stake in the Company.

         At present, the Company does not award cash bonuses, nor offer any other long-term incentive compensation. The Company established a 401K-Profit Sharing Plan for all full-time CBL employees with six months service with the Company. Employees may contribute up to 10% of their salary to the plan, and the Company may match the first 3% of salary the employee contributes to the plan. The original entry date for the 401K plan for all eligible employees was October 1, 1993. The Company suspended the matching of employee contributions as of July 31, 1994.

         The Company may, at its option, contribute a variable percentage of eligible employee salaries to the employee's account in the plan. For the years ended March 31, 1997 and 1996, the Company chose not to contribute to this plan.

Stock Option Grants

         Stock options were granted during the fiscal year to the officers listed below:

                                              % of Total
                                              Options                                            Potential Realizable Value at
                               Shares         Generated           Price        Expiration        Assumed Annual Rates of Stock
                               Granted(1)     in Fiscal 97      Per Share      Date              Price Appreciation For Option Term
                               ----------     -------------     ----------     -----------      -----------------------------------
                                                                                                   5%($)                 10%($)
                                                                                                   -----                 ------
William P. Tew, Ph.D.          75,000         25.0%             $3.44         11/18/06           $162,300              $411,300

John C. Weiss, III             40,000         13.3%             $1.625        05/15/01            $17,900               $39,700
                               30,000         10.0%             $3.125        11/18/06            $69,000              $149,400

Narlin B. Beaty, Ph.D.         30,000         10.0%             $3.125        11/18/06            $59,000              $149,400

John T. Janssen                20,000          6.7%             $3.125        11/18/06            $39,300               $99,600

Robert J. Mello, Ph.D.         10,000          3.3%             $1.75         06/25/01            $ 4,800               $10,700
                               20,000          6.7%             $3.125        11/18/06            $39,300               $99,600

Thomas C. Mendelsohn           20,000          6.7%             $3.125        11/18/06            $39,300               $99,600



(1) All options disclosed above become exercisable two (2) years after being granted, at the rate of 25% a year, through year five (5) when the options are fully exercisable.

Stock Option Exercises and Holdings

         The table below sets forth information concerning the exercise of options during the 1997 fiscal year and unexercised options held as of the end of the fiscal year by the Company's Chief Executive Officer and the Company's five other most highly paid executive officers.

               Aggregated Option Exercises in Last Fiscal Year and

                          Fiscal Year-End Option Values

                                                                                              Value of
                                                                        Number of             Unexercised
                                                                        Unexercised           In-the-Money
                                                                        Options               Options
                                                                        at Fiscal             at Fiscal
                                      Acquired           Value          Year-End (#)          Year-End ($)(1)
                                      on Exercise      Realized         Exercisable (E)/      Exercisable (E)/
Name                                  (#)                   ($)         Unexercisable (U)     Unexercisable (U)
-----                                 -----------      --------         -----------------     -----------------
William P. Tew, Ph.D.                    ---                ---             75,000 (U)         $117,000 (U)

John C. Weiss, III                     6,250             $5,938              2,000 (E)         $ 7,000  (E)
                                                                            76,000 (U)         $212,250 (U)

Narlin B. Beaty, Ph.D.                   ---                ---             50,000 (U)         $126,250 (U)

John T. Janssen                          ---                ---             37,500 (E)         $117,188 (E)
                                                                            52,500 (U)         $146,563 (U)

Robert J. Mello, Ph.D.                   ---                ---             50,000 (U)         $140,000 (U)

Thomas C. Mendelsohn                     ---                ---             37,500 (E)         $117,188 (E)
                                                                            52,500 (U)         $146,563 (U)


(1) Assumes, for all unexercised in-the-money options, the difference between fair market value and the exercise price. The fair market value on March 31, 1997 was $5.00 per share.

         John C. Weiss, III, President and Director of the Company, exercised after May 15, 1996 an option to purchase 6,250 shares of the Company's Class A Common Stock at $.80 per share, pursuant to a 1986 Director's Agreement. The Company has a right of first refusal to purchase the shares so acquired, in the event Mr. Weiss wishes to sell the shares in the future.

Employment Contracts and Termination of Employment Agreements

         The Company has entered into employment agreements with each of its executive officers. These agreements generally provide for payment of a base salary, together with incentive compensation in an amount to be determined by the Board of Directors or Compensation Committee from time to time. The base salaries established in the employment agreements for Dr. Tew, Mr. Weiss and Dr. Beaty are $170,000, $130,000 and $131,200, respectively. The base salaries established in the employment agreements for Messrs. Janssen and Mendelsohn, and Dr. Mello, are $129,300, $123,300, and $126,600, respectively. The base salary applicable to any executive officer may be increased through action of the Compensation Committee or Board of Directors.

         The employment agreements provide, in the case of Dr. Tew, for an initial term of three years, with successive three-year renewal terms; in the case of Dr. Beaty, for an initial term of three years, with successive three-year renewal terms; and in the case of Messrs. Weiss, Mendelsohn and Janssen, and Dr. Mello, for an initial term of two years, with successive two-year renewal terms. The initial term of each employment agreement commenced July 1, 1995, except in the case of Mr. Weiss whose term commenced in May 1996. Pursuant to the employment agreements, each of the executive officers is required to devote substantially all of his business time to Company-related matters and has agreed not to solicit clients or customers of the Company for a period following termination of employment.

         The employment agreements also provide for severance payments to the executive officers of the Company in certain circumstances. Dr. Tew and Mr. Weiss are entitled to receipt of severance payments of approximately two times their aggregate annual compensation, in the case of Dr. Tew, upon termination of his employment either following a change of control of the Company or breach by the Company of his employment agreement, or for good reason (generally defined as diminution of title or responsibilities, termination of benefit plans, or relocation of the Company), and in the case of Mr. Weiss, upon termination of his employment either following a breach by the Company of his employment agreement or for good reason. Drs. Beaty and Mello, and Messrs. Janssen and Mendelsohn, are each entitled to receipt of severance payments in an amount equal to approximately one-half of their respective annual compensation, upon termination of their employment following a breach by the Company of their respective employment agreements or for good reason.

Compliance with Section 16(a)

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file a report of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file.

         Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Form 5's were required for those persons, the Company believes that, with respect to the Company's fiscal years 1997 and 1996, all filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with by them.

                    RELATIONSHIP WITH INDEPENDENT ACCOUNTANT

         The Board of Directors has selected Arthur Andersen LLP, independent public accountants, to audit the financial statements of the Company for the 1998 fiscal year.

         Arthur Andersen LLP has served as independent accountants for the Company since February 21, 1991. A representative of Arthur Andersen LLP will be present at the meeting, to have an opportunity to make a statement if he desires to do so, and to respond to appropriate questions from stockholders.

                                  OTHER MATTERS

         The Board of Directors knows of no other matters to be acted upon at the meeting. However, other matters properly brought before the meeting by stockholders will be considered.

                         STOCKHOLDER PROPOSALS FOR 1998

         Proposals of stockholders intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company no later than April 9, 1998 and must otherwise comply with the rules of the Securities and Exchange Commission for inclusion in the proxy materials relating to that meeting.

                        ADDITIONAL INFORMATION AVAILABLE

         THE COMPANY WILL PROVIDE WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS. REQUEST SHOULD BE SENT TO CHESAPEAKE BIOLOGICAL LABORATORIES, INC., 1111 SOUTH PACA STREET, BALTIMORE, MARYLAND 21230, ATTENTION: INVESTOR RELATIONS.

                              By Order of the Board of Directors

                              Thomas C. Mendelsohn
                              Secretary
                              June 20, 1997

                                       CBL
                    Chesapeake Biological Laboratories, Inc.

                                      PROXY

This proxy is solicited on behalf of the Board of Directors of Chesapeake Biological Laboratories, Inc. The undersigned hereby appoints William P. Tew and John C. Weiss, III, or either of them acting singly, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Class A Common Stock of Chesapeake Biological Laboratories, Inc. held of record by the undersigned as of the close of business on June 20, 1997, at the Annual Meeting of Stockholders to be held on August 12, 1997, or any adjournment thereof.

The Board of Directors recommends a vote "FOR ALL NOMINEES" in Proposal No. 1 - Election of Directors.

                          Please mark you choice in blue or black ink.

1.       PROPOSAL No. 1 - ELECTION OF DIRECTORS:

      /  /   FOR ALL NOMINEES listed below
             (except marked to the contrary below)

     /  /    WITHHOLD AUTHORITY to vote for
             all nominees listed below

          (INSTRUCTION: To withhold authority to vote for any individual nominee(s), strike a line through the name of the nominee(s) in the list below.)

         NOMINEES:  W.P. Tew, J.C. Weiss, III, N.B. Beaty, T.C. Mendelsohn, R.F.
                    Burke, H.L. Miller, T.P. Rice

2. In their discretion, the Proxies are hereby authorized to vote upon such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is given with respect to any matter or matters, this proxy will be voted "FOR ALL NOMINEES" in Proposal No. 1 Election of Directors . If with respect to Proposal No. 1- Election of Directors, you withhold authority to vote for any named nominee(s) as a director, the shares represented by this proxy will be voted for the election of the remaining nominees as directors.

Please sign exactly as name appears on the label above. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date:___________________________, 1997      __________________________________
                                                     Signature

Please Mark, Sign, Date and
Return this Proxy Letter Promptly           __________________________________
Using the Enclosed Envelope.                Signature if held jointly